Exhibit 21.1

SPEEDWAY MOTORSPORTS, INC.

SUBSIDIARIES OF THE COMPANY

Atlanta Motor Speedway, Inc., a Georgia corporation.

Bristol Motor Speedway, Inc., a Tennessee corporation.

Charlotte Motor Speedway, LLC a/k/a Lowe’s Motor Speedway at Charlotte (“LMS”), a North Carolina limited liability company.

600 Racing, Inc. (a wholly owned subsidiary of LMS), a North Carolina corporation.

INEX Corporation (a wholly owned subsidiary of LMS), a North Carolina corporation.

Las Vegas Motor Speedway, Inc. (“LVMS”), a Delaware corporation.

Nevada Speedway, LLC d/b/a Las Vegas Motor Speedway (a wholly owned subsidiary of LVMS), a Delaware limited liability company.

Speedway Funding, LLC (a wholly owned subsidiary of LVMS), a Delaware limited liability company.

Oil-Chem Research Corporation, an Illinois corporation.

SMI Systems, LLC, a Nevada limited liability company.

SPR, Inc. (“SPR”), a Delaware corporation.

Speedway Properties Company, LLC (“SPC”) (a wholly owned subsidiary of SPR), a Delaware limited liability company.

Speedway Media, LLC a/k/a Racing Country USA (a wholly owned subsidiary of SPC), a North Carolina limited liability company.

Speedway Sonoma, LLC a/k/a Infineon Raceway (a wholly owned subsidiary of SPR), a Delaware limited liability company.

Speedway Systems, LLC d/b/a SMI Properties (“SMIP”) (a wholly owned subsidiary of SPR), a North Carolina limited liability company.

Motorsports by Mail, LLC (a subsidiary of SMIP), a North Carolina limited liability company.

TSI Management Company, LLC (“TSI”) (a wholly owned subsidiary of SMIP), a North Carolina limited liability company.

Trackside Holding Corporation (“THC”) (a wholly owned subsidiary of SMIP), a North Carolina corporation.

SMI Trackside, LLC (a subsidiary of THC), a North Carolina limited liability company.

Texas Motor Speedway, Inc., a Texas corporation.

Speedway TBA, Inc., a North Carolina corporation